Exhibit 99.1

News Release	JBT Corporation 70 W. Madison Suite 4400 Chicago, IL 60602

For Release:  Immediate

Investors & Media:	Jeff Scipta +1 312 861 5930

John Bean Technologies Corporation Prices Public Offering of Common Stock

CHICAGO, March 7, 2017—JBT Corporation (NYSE: JBT), (the “Company”) a global technology solutions provider to high-value segments of the food and beverage industry, announced today that it has priced an underwritten public offering of 2,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at $85.00 per share. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 300,000 shares of common stock at the public offering price, less underwriting commissions.

The Company intends to use the net proceeds it receives from the offering to repay a portion of the Company’s outstanding borrowings under its revolving credit facility and for general corporate purposes. The offering is expected to close on March 13, 2017, subject to the satisfaction of customary closing conditions.

BofA Merrill Lynch, J.P. Morgan and Wells Fargo Securities are acting as joint bookrunners and representatives of the underwriters for the offering. Baird, BMO Capital Markets and William Blair are also acting as bookrunners for the offering. This offering is being made by means of a prospectus supplement and accompanying base prospectus, copies of which may be obtained free by visiting EDGAR on the Securities and Exchange Commission (SEC) website at www.sec.gov. The prospectus supplement and base prospectus may also be obtained by sending a request to: BofA Merrill Lynch, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department; J.P. Morgan Securities LLC, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Broadridge Financial Solutions; or Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department.

This offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on January 9, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s Common Stock or any other securities, and there shall not be any offer, solicitation or sale of securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

MORE

JBT Corporation

Add 1

###

JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods, and automated system solutions. JBT designs, produces and services sophisticated products and systems for multinational and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 5,000 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and include statements regarding the completion, timing, size and use of proceeds of the public offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the public offering. These forward-looking statements are subject to risks and uncertainties that are beyond the Company’s ability to control. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s preliminary prospectus supplement filed with the SEC on March 6, 2017, including the documents incorporated by reference therein, which includes its Annual Report on Form 10-K filed with the SEC on February 28, 2017. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.